Exhibit 21.1

CONSOLIDATED SUBSIDIARIES OF EZCORP, INC.
SEPTEMBER 30, 2026
Entity	Jurisdiction of Organization
Baron Capital Management Partners, Inc.	Bahamas
Brainerd Honduras, S.A. de C.V.	Honduras
Brainerd, S.A.	Guatemala
Brainerd, S.A. de C.V.	El Salvador
CAC’S Employee Leasing S.A.	Panama
CAC’S Presta Max Limitada	Costa Rica
CAC’S PrestaMax S.A.	Panama
CACPM Parent, LP	Texas
Camira Administration Corp.	British Virgin Islands
CashWiz A.B. Limited	Antigua
CashWiz (BRB) Ltd.	Barbados
CashWiz (Grenada) Ltd.	Grenada
CashWiz Holdings, Ltd.	Cayman Islands
CashWiz (RP) Ltd.	Dominica
CashWiz (SVG) Ltd.	St. Vincent
CashWiz TCI Ltd.	Turks and Caicos
CCV Americas, LLC	Delaware
CCV Pennsylvania, Inc.	Delaware
EGreen Financial, Inc.	Delaware
EZ Online Sales, Inc.	Delaware
EZ Talent S. de R.L. de C.V.	Mexico
EZ Transfers S.A. de C.V.	Mexico
EZCORP FS Holdings, Inc.	Delaware
EZCORP Holdings, Inc.	Delaware
EZCORP International, Inc.	Delaware
EZCORP International Holdings, LLC	Delaware
EZCORP Services, Inc.	Delaware
EZCORP UK Limited	United Kingdom
EZCORP USA, Inc.	Delaware
EZMONEY Canada Holdings, Inc.	British Columbia
EZMONEY Canada, Inc.	Delaware
EZMONEY Tario, Inc.	British Columbia
EZPAWN Alabama, Inc.	Delaware
EZPAWN Arizona, Inc.	Delaware
EZPAWN Arkansas, Inc.	Delaware
EZPAWN Colorado, Inc.	Delaware
EZPAWN Florida, Inc.	Delaware
EZPAWN Georgia, Inc.	Delaware
EZPAWN Holdings, Inc.	Delaware
EZPAWN Illinois, Inc.	Delaware
EZPAWN Indiana, Inc.	Delaware
EZPAWN Iowa, Inc.	Delaware
EZPAWN Louisiana, Inc.	Delaware

CONSOLIDATED SUBSIDIARIES OF EZCORP, INC.
SEPTEMBER 30, 2026
EZPAWN Management Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Mexico Holdings, LLC	Delaware
EZPAWN Mexico Ltd., LLC	Delaware
EZPAWN Minnesota, Inc.	Delaware
EZPAWN MS, Inc.	Delaware
EZPAWN Nevada, Inc.	Delaware
EZPAWN Oklahoma, Inc.	Delaware
EZPAWN Oregon, Inc.	Delaware
EZPAWN Services Mexico, S. de R.L. de C.V.	Mexico
EZPAWN Tennessee, Inc.	Delaware
EZPAWN Utah, Inc.	Delaware
FFI Holdings, Inc.	Delaware
FFI Holdings Florida, Inc.	Florida
FFI Holdings Puerto Rico, Inc.	Puerto Rico
Founders One, LLC	Delaware
Gadai Freeport Ltd.	Bahamas
Island Elements C.I. Limited	Cayman Islands
Island Wholesale Company, LLC	Florida
Jamaica Pawn Limited	Jamaica
Janama Honduras, S.A. de C.V.	Honduras
Janama, S.A.	Guatemala
Janama, S.A. de C.V.	El Salvador
Khoper Advisors, Ltd.	British Virgin Islands
Madras Investments Corp.	British Virgin Islands
Maxiprestamos. S.A. de C.V.	El Salvador
Miravet Planning Corp	Panama
Mister Money Holdings, Inc.	Colorado
MP Luxury, LLC	Delaware
Operadora de Servicios, S.A. de C.V.	El Salvador
Parkway Insurance, Inc.	Texas
PLO Del Bajio S. de R.L. de C.V.	Mexico
Prenda Aval, S.A. de C.V.	El Salvador
PrestaMe, LLC	Texas
Renueva Comercial, S.A.P.I. de C.V.	Mexico
Rollingwood Holdings, LLC	Delaware
Salvaprenda, S.A. de C.V.	El Salvador
Simple Management Group, Inc.	Delaware
Simple Management Holdings, Inc.	Delaware
Simple Management Group RD S.R.L.	Dominican Republic
SMG CW, LLC	Delaware
SMG Financial I, LLC	Delaware
SMG Financial II, LLC	Delaware
SMG Financial III, LLC	Delaware
SMG Financial IV, LLC	Delaware
Texas EZPAWN, L.P.	Texas
Texas EZPAWN Management, Inc.	Delaware
Unicode Market, Inc.	Panama

CONSOLIDATED SUBSIDIARIES OF EZCORP, INC.
SEPTEMBER 30, 2026
USA Pawn & Jewelry Co. XI, LLC	Nevada
USA Pawn & Jewelry Co. 19, LLC	Nevada
Venable Industries, Inc.	Florida